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                                                                                                       EXHIBIT (11)
                               SPRINT CORPORATION
              COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                      (In Millions, Except Per Share Data)


                                                                                           Three Months Ended
                                                                                               March 31,
                                                                                       ---------------------------
                                                                                             1996          1995
- -------------------------------------------------------------------------------------- --- --------- --- ---------

Primary earnings per share
Income from continuing operations                                                      $     312.2   $     224.7
Preferred stock dividends                                                                     (0.5)         (0.7)
- -------------------------------------------------------------------------------------- --- --------- --- ---------
                                                                                             311.7         224.0
Discontinued operations, net                                                                  (2.9)         (0.4)
- -------------------------------------------------------------------------------------- --- --------- --- ---------
Earnings applicable to common stock                                                    $     308.8   $     223.6
                                                                                       --- --------- --- ---------

Weighted average number of common shares (1)                                                 400.3         349.5
                                                                                       --- --------- --- ---------

Primary earnings per share
   Continuing operations                                                               $      0.78   $      0.64
   Discontinued operations                                                                   (0.01)         --
- -------------------------------------------------------------------------------------- --- --------- --- ---------
Total                                                                                  $      0.77   $      0.64
                                                                                       --- --------- --- ---------

Fully diluted earnings per share
Income from continuing operations, net of preferred stock dividends                    $     311.7   $     224.0
Convertible preferred stock dividends                                                          0.1           0.1
- -------------------------------------------------------------------------------------- --- --------- --- ---------
                                                                                             311.8         224.1
Discontinued operations, net                                                                  (2.9)         (0.4)
- -------------------------------------------------------------------------------------- --- --------- --- ---------
Earnings as adjusted for purposes of computing fully diluted earnings per
    share                                                                              $     308.9   $     223.7
                                                                                       --- --------- --- ---------

Weighted average number of common shares                                                     400.3         349.5
Additional dilution for common stock equivalents and dilutive securities                       1.9           1.5
- -------------------------------------------------------------------------------------- --- --------- --- ---------
Total                                                                                        402.2         351.0
                                                                                       --- --------- --- ---------

Fully diluted earnings per share
   Continuing operations                                                               $      0.78   $      0.64
   Discontinued operations                                                                   (0.01)          --
- -------------------------------------------------------------------------------------- --- --------- --- ---------
 Total                                                                                 $      0.77   $      0.64
                                                                                       --- --------- --- ---------


(1) Weighted average number of common shares have been adjusted for the assumed conversion of convertible preference stock and for dilutive common stock equivalents using the treasury stock method.

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